Exhibit 5.1

19 December 2017	Our Ref: YX/A5122-H15134

Ambow Education Holding Ltd.

12th Floor, No 1 Financial Street

Chang An Center

Shijingshan District

Beijing, 100043

People’s Republic of China

Dear Sir or Madam

AMBOW EDUCATION HOLDING LTD.

We have acted as Cayman Islands legal advisers to Ambow Education Holding Ltd. (the “Company”) in connection with the Registration Statement (as defined in Schedule 1), filed with the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (as amended), relating to the offering by the Company of American Depositary Shares representing the Company's Class A Ordinary Shares of a par value of US$0.003 each (the “Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").

2.	Based on our review of the Memorandum and Articles, the authorised share capital of the Company is currently US$230,000 divided into 66,666,667 Class A Ordinary Shares of a nominal or par value of US$0.003 each, 8,333,333 Class C Ordinary Shares of a nominal or par value of US$0.003 each and 1,666,667 Preferred Shares of a nominal or par value of US$0.003 each.

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3.	The issue and allotment of the Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and the Memorandum and Articles and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

4.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and "Description of Shares and Governing Documents" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 22 June 2007, Sixth Amended and Restated Memorandum and Articles of Association as adopted on 30 June 2015 (the "Memorandum and Articles"), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the "Company Records").

2.	A Certificate of Good Standing dated 17 July 2017 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

3.	A copy of executed written resolutions of the Board of Directors of the Company dated 28 August 2017 and a copy of executed minutes of a meeting of the Board of Directors of the Company dated 21 September 2017 (the "Resolutions").

4.	A certificate from a director of the Company dated 15 December 2017, a copy of which is attached hereto (the "Director's Certificate").

5.	The Company’s registration statement on Form F-1 filed by the Company with the United States Securities and Exchange Commission on 28 August 2017 and as amended on 9 November 2017 and 19 December 2017, respectively (the "Registration Statement").

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Schedule 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate.

2.	The memorandum and articles of association reviewed by us are the Memorandum and Articles and are in force at the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.	No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Memorandum and Articles as giving rise to the winding up of the Company (if any) has in fact occurred.

5.	The Contents of the Director's Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director's Certificate that will in any way affect this Opinion.

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Schedule 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director's Certificate.

Ambow Education Holding Ltd. 12th Floor, No 1 Financial Street, Chang An Center Shijingshan District, Beijing, 100043 People’s Republic of China 19 December 2017 Walkers 15th Floor Alexandra House 18 Chater Road Central Hong Kong Dear Sirs, Ambow Education Holding Ltd. (the "Company") - Director’s Certificate I, Jin Huang, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion’’) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that: 1. the written minutes of the Board of Directors of the Company dated 21 September 2017 were duly adopted at duly convened meetings of the Board of Directors and such meetings were held and conducted in accordance with the Memorandum and Articles (the ''Board Resolutions"); 2. the written resolutions of the Board of Directors of the Company dated 28 August 2017 have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed (the “Shareholder Resolutions” and together with the Board Resolutions, the "Resolutions"); 3. the Resolutions remain in full force and effect and have not been revoked or varied; and 4. there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary ‘Shares,

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary. Signature: Director Jin Huang